FOR RIVERSOURCE VARIABLE PORTFOLIO - MANAGERS SERIES, INC.


EXHIBIT 77C

RESULTS OF MEETING OF SHAREHOLDERS

RIVERSOURCE VARIABLE PORTFOLIO - MANAGERS SERIES, INC.
JOINT SPECIAL MEETING OF SHAREHOLDERS HELD ON JAN. 29, 2008
(UNAUDITED)

A brief description of each proposal voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal is set forth below. A vote is based on total dollar interest in a Fund.

To approve an Agreement and Plan of Reorganization between the Fund and a separate, corresponding newly-formed series of RiverSource Variable Series Trust, a Massachusetts business trust.

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                                                                         DOLLARS VOTED                           BROKER
FUND                                              DOLLARS VOTED "FOR"      "AGAINST"         ABSTENTIONS       NON-VOTES
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RiverSource Variable Portfolio - Fundamental           713,531,008.688     15,159,655.920      33,072,732.152    0.000
Value Fund
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RiverSource Variable Portfolio - Select Value
Fund                                                    25,399,782.033        943,411.479       1,344,865.218    0.000
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RiverSource Variable Portfolio - Small Cap Value
Fund                                                   955,027,992.197     22,792,489.188      43,226,155.705    0.000
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